EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of December 15, 2008, is entered into among HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas (the “Borrower”), HELEN OF TROY LIMITED, a Bermuda company (“Limited”), the lender listed on the signature pages hereof as Lender (the “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

BACKGROUND

A.                                   The Borrower, Limited, the Lender and certain other lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of June 1, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of June 29, 2004, that certain Second Amendment to Credit Agreement, dated as of September 23, 2005, and that certain Third Amendment to Credit Agreement, dated as of November 15, 2005 (said Credit Agreement, as amended, the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.                                     The Borrower has requested (a) certain amendments to the Credit Agreement and (b) to remove Amegy Bank National Association and Comerica Bank (collectively, the “Exiting Lenders”) as lenders under the Credit Agreement.

C.                                     The Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, Limited, the Lender, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:

1.                                       AMENDMENTS.

(a)                                  The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate for Loans and Letters of Credit	Base Rate for Loans
I	Less than or equal to 1.00 to 1.00	0.200%	1.250%	0.250%
II	Greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00	0.250%	1.375%	0.375%

III	Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	0.250%	1.500%	0.500%
IV	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	0.300%	1.625%	0.625%
V	Greater than 2.50 to 1.00	0.350%	1.750%	0.750%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(b), then, upon the request of the Required Lenders, Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent.  Notwithstanding the foregoing, the Applicable Rate in effect from and after the Fourth Amendment Closing Date through and including the date the first Compliance Certificate is delivered pursuant to Section 6.02(b) for the first fiscal quarter ending after the Fourth Amendment Closing Date shall be Level III.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(b)                                 The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the rate of interest in effect for such day, under this Agreement, for a Borrowing of Eurodollar Rate Loans with an Interest Period of one month (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate or the rate for such Eurocurrency Rate Loans shall be effective from and including the effective date of such change in the Federal Funds Rate, the prime rate or the rate for such Eurodollar Rate Loans.

(c)                                  The definition of “Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended for which Limited has delivered financial statements pursuant to Section 6.01.  For purposes of calculating the Leverage Ratio as of any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by a Responsible Officer of Limited to the Administrative Agent and as approved by the Administrative Agent) assuming that all Acquisitions made, and all Dispositions completed, during the four consecutive fiscal quarters the most recently ended has been made on the first day of such period (but without any adjustment for projected cost savings or other synergies).

(d)                                 The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means (a) December 15, 2013 or (b) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

(e)                                  The definition of “Restricted Payment” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Restricted Payment” means, collectively, (a) any Dividend, (b) any Treasury Stock Purchase and (c) any payment or prepayment of principal, interest, premium or penalty of or in respect of any Subordinated Indebtedness or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Indebtedness.

(f)                                    Section 1.01 of the Credit Agreement is being amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

“Cash and Cash Equivalents” means, collectively (a) cash, (b) investments in the form of direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in any case maturing within one year after the acquisition thereof; (c) investments in bankers’ acceptance, certificates of deposits, Eurodollar deposits or time deposits maturing within 180 days from the date of acquisition thereof issued or accepted by any commercial bank organized under the laws of the United States of America, any state thereof, or the District of Columbia, and having combined capital, surplus and undivided profits of at least $1,000,000,000 and having (or having parent holding company that has) outstanding short term debt rated P-1 by Moody’s Investor Service, Inc. or A-1 by Standard and Poor’s Rating Group and long-term debt rated as least A by Moody’s Investor Service, Inc. or Standard and Poor’s Rating Group; (d) investments in commercial paper rated in one of the two highest rating categories by Moody’s Investor Service, Inc. or by Standard and Poor’s Rating Group and maturing not more than 270 days from the date of creation thereof; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and (f) investments in money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles and that invest at least 95% of its assets in Investments described in clauses (b) through (e) above maturing not more than one year after the acquisition thereof, which funds are managed by Persons having, or who are members of holding companies having, capital and surplus in excess of $100,000,000; provided, however, in no event shall auction rate securities be considered to be “Cash and Cash Equivalents”.

“Consolidated EBIT” means for any period the sum of Consolidated Net Earnings for such period, plus to the extent deducted in calculating Consolidated Net Earnings for such period: the total of (a) interest expense and (b) federal and state income and franchise tax expense, for Limited and its Subsidiaries, all determined in accordance with GAAP.

“Consolidated Net Funded Indebtedness” means, as of any date determination, for Limited and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Funded Indebtedness as of such date minus (b) Unrestricted Cash as of such date in excess of $15,000,000.

“Dividend” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interests of such Person.

“Impacted Lender” means (a) a Defaulting Lender or (b) a Lender as to which (i) the L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more syndicated credit facilities or (ii) an entity that Controls such Lender has been deemed insolvent or become subject to any Debtor Relief Laws.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBIT to (b) interest expense of Limited and its Subsidiaries, in each case for the items set forth in clauses (a) and (b) for the period of four consecutive fiscal quarters ending on such date.

“Liquidity” means, as of any date of determination, the sum of (a) Unrestricted Cash of Limited and its Subsidiaries plus (b) the amount, if any, by which the Aggregate Commitments exceed the Total Outstandings.

“Treasury Stock Purchase” means, with respect to any Person, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interests of such Person or on account of any returns of Capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Unrestricted Cash” of a Person means Cash and Cash Equivalents in Dollars of such Person that would not be identified as “restricted” on a balance sheet of such Person prepared in accordance with GAAP, and which are not subject to any Lien or restriction on withdrawal or use.

(g)                                 Section 1.01 of the Credit Agreement is further amended by deleting the defined terms “Consolidated Fixed Charges” and “Fixed Charge Coverage Ratio” therefrom.

(h)                                 Section 2.03(a)(iii)(E) of the Credit Agreement is hereby amended to read as follows:

(E)                                 a default of any Lender’s obligation to fund under Section 2.03(c) exists or any Lender is at such time an Impacted Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(i)                                     Section 2.04(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04 but in its sole discretion and without any obligation, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof including the sole discretion of the Swing Line Lender to make Swing Line Loans, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(j)                                     Section 2.10 of the Credit Agreement is hereby amended to read as follows:

2.10                        Computation of Interest and Fees.

(a)                                  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  Subject to Section 10.09, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of Limited or for any other reason, the Borrower, Limited or the Lenders determine that (i) the Leverage Ratio as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender, or the L/C Issuer, as the case may be, under Sections 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  The Borrower’s obligations under this paragraph shall survive termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

(k)                                  Section 2.13 of the Credit Agreement is hereby amended to read as follows:

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (w) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (y) any payment obtained by the L/C Issuer or Swing Line Lender in connection with cash collateral or other arrangements made in respect of an Impacted Lender.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(l)                                     Section 2.14(a) of the Credit Agreement is hereby amended by deleting “$25,000,000” from the fourth line thereof and inserting “$50,000,000” in lieu thereof.

(m)                               Section 7.06 of the Credit Agreement is hereby amended to read as follows:

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                                  each Subsidiary may make Dividends to Limited, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Dividend is being made;

(b)                                 Limited and each Subsidiary may declare and make Dividends payable solely in the common stock or other Equity Interests of such Person (other than Redeemable Stock);

(c)                                  Limited and each Subsidiary may pay, purchase, redeem or otherwise acquire Equity Interests or Indebtedness issued or incurred by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Equity Interests (other than Redeemable Stock) or Subordinated Indebtedness;

(d)                                 Limited may declare or pay cash Dividends to its stockholders in an aggregate amount during any fiscal year not to exceed 25% of Consolidated Net Earnings for such fiscal year;

(e)                                  Limited may make Treasury Stock Purchases, so long as after giving effect to any such Treasury Stock Purchase, (a) Liquidity as of the date of such Treasury Stock Purchase is equal to or greater than the current maturities of long-term Indebtedness for the twelve-month period immediately following such date, and (b) the Total Outstandings (excluding L/C Obligations other than Unreimbursed Amounts and L/C Borrowings) as of such date are zero; provided, however, nothing in this clause (e) shall prohibit or restrict Treasury Stock Purchases made pursuant to Limited’s employee stock option repurchase programs; and

(f)                                    Limited and each Subsidiary may make regularly scheduled payments of interest on any Subordinated Indebtedness.

(n)                                 Section 7.11 of the Credit Agreement is hereby amended to read as follows:

7.11                        Financial Covenants.

(a)                                  Consolidated Net Worth.  Permit Consolidated Net Worth at any time to be less than the sum of (i) 483,000,000, (ii) an amount equal to 40% of the Consolidated Net Earnings of each full fiscal quarter ending after February 29, 2008 (with no deduction for a net loss in any such fiscal quarter), (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of Limited and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of Limited or any Subsidiary (other than issuances to Limited or a wholly-owned Subsidiary), including upon any conversion of debt securities of Limited into such Equity Interests, and (iv) 100% of the net worth of any Person that becomes a Subsidiary or substantially all of the assets of which are acquired by Limited or any Subsidiary to the extent the purchase price therefor is paid in Equity Interests of Limited or any Subsidiary or pursuant to the conversion or exchange of any convertible subordinated debt or redeemable preferred stock into Equity Interests of Limited or any Subsidiary.

(b)                                 Interest Coverage Ratio.  Permit the Interest Charge Coverage Ratio as of the end of any fiscal quarter of Limited to be less than 3.00 to 1.00.

(c)                                  Leverage Ratio.  Permit the Leverage Ratio at any time during any period of four fiscal quarters of Limited to be greater than 3.00 to 1.00.

(o)                                 Article VII of the Credit Agreement is hereby amended by adding a new Section 7.15 thereto to read as follows:

7.15                        Capital Expenditures.  Make or become legally obligated to make Capital Expenditures, except for Capital Expenditures not exceeding $20,000,000 in the aggregate to Limited and its Subsidiaries during any fiscal year; provided, however, that so long as no default has occurred and is continuing or would result from such Capital Expenditure, 50% of any portion of such amount not expended in a fiscal year may be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the $20,000,000 permitted for such fiscal year.

(p)                                 Exhibit E, Compliance Certificate, is hereby amended to be in the form of Exhibit E to this Fourth Amendment.

(q)                                 As of the Fourth Amendment Closing Date, Schedule 2.01 of the Credit Agreement shall be replaced by the form of Schedule 2.01 to this Fourth Amendment, and the Lender’s Commitment and Applicable Percentage shall be in the amount and the percentage set forth on such Schedule 2.01.

2.                                       REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, each of the Borrower and Limited represents and warrants that, as of the date hereof:

(a)                                  the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on such earlier date;

(b)                                 no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)                                  (i) the Borrower has full power and authority to execute and deliver this Fourth Amendment and the replacement Revolving Loan Note for the Lender (the “Replacement Note”), (ii) Limited has full power and authority to execute and deliver this Fourth Amendment, (iii) this Fourth Amendment and the Replacement Note have been duly executed and delivered by the Borrower and Limited, as applicable, and (iv) this Fourth Amendment, the Replacement Note and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and Limited, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)                                 neither the execution, delivery and performance of this Fourth Amendment, the Replacement Note or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower or Limited, or any indenture, agreement or other instrument to which the Borrower or Limited or any of their respective property is subject; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Fourth Amendment or the Replacement Note, (ii) the execution, delivery or performance by Limited of this Fourth Amendment, or (iii) the acknowledgment by each Guarantor of this Fourth Amendment.

3.                                       CONDITIONS TO EFFECTIVENESS.  This Fourth Amendment shall be effective (and the revisions to the definition of “Applicable Rate” set forth in Section 1(a) hereof will go into effect) upon satisfaction or completion of the following:

(a)                                  the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Lender;

(b)                                 the Administrative Agent shall have received counterparts of this Fourth Amendment executed by the Borrower and Limited and acknowledged by each Guarantor;

(c)                                  the Administrative Agent shall have received a certified resolution of the general partner of the Borrower authorizing the execution, delivery and performance of this Fourth Amendment and the Replacement Note by the general partner on behalf of the Borrower;

(d)                                 the Administrative Agent shall have received a duly executed Replacement Note for each Lender whose Commitment is being amended by this Fourth Amendment;

(e)                                  the Exiting Lenders shall have acknowledged and agreed to this Fourth Amendment for the purposes of Section 4 hereof only and the Exiting Lenders shall have received payment in full of all amounts due and owing to them under the Credit Agreement;

(f)                                    the Administrative Agent shall have received from the Borrower for the account of the Lender which executes and delivers this Fourth Amendment to the Administrative Agent by 5:00 p.m., Houston, Texas time, December 11, 2008, an amount equal to the product of (i) 0.30% and (ii) the Lender’s Commitment, as amended by this Fourth Amendment; and

(g)                                 the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

4.                                       EXITING LENDERS.  Upon satisfaction of the conditions set forth in Section 3 hereof, the Exiting Lenders shall (a) not be Lenders under the Credit Agreement, (b) not have any rights or obligations with respect to being Lenders, except for those that expressly survive termination of the Credit Agreement or any commitments thereunder and (c) mark their respective Revolving Loan Notes “PAID IN FULL”, and promptly return their respective Revolving Loan Notes to the Borrower.

5.                                       REFERENCE TO THE CREDIT AGREEMENT.

(a)                                  Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b)                                 The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

6.                                       COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7.                                       GUARANTOR’S ACKNOWLEDGMENT.  By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower and Limited of this Fourth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

8.                                       EXECUTION IN COUNTERPARTS.  This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Fourth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

9.                                       GOVERNING LAW; BINDING EFFECT.  This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

10.                                 HEADINGS.  Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

11.                                 ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Fourth Amendment is executed as of the date first set forth above.

HELEN OF TROY L.P., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION, a Nevada corporation, General Partner

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

HELEN OF TROY LIMITED, a Bermuda corporation

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael Brashler
Michael Brashler
Vice President

BANK OF AMERICA, N.A., as the Lender, L/C Issuer and Swing Line Lender

By:	/s/ Gary Mingle
Gary Mingle
Senior Vice President

ACKNOWLEDGED AND AGREED FOR

PURPOSES OF SECTION 4 ONLY:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Julia Y. Sudduth
Julia Y. Sudduth
Vice President

COMERICA BANK

By:	/s/ De Von Lang
De Von Lang
Corporate Banking Officer

ACKNOWLEDGED AND AGREED:

HELEN OF TROY LIMITED, a Bermuda company

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

HELEN OF TROY LIMITED, a Barbados corporation

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

HOT NEVADA, INC., a Nevada corporation

By:	/s/ Gary B. Abromovitz
Gary B. Abromovitz
President

HELEN OF TROY NEVADA CORPORATION, a Nevada corporation

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

HELEN OF TROY TEXAS CORPORATION, a Texas corporation

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

IDELLE LABS LTD., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

OXO INTERNATIONAL LTD., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman, Chief Executive Officer and
President

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$50,000,000	100.00%

Total	$50,000,000	100.00%